Exhibit 99.1

Turning Point Brands Announces Executive Leadership Changes
Executive Chairman David E. Glazek Appointed CEO

LOUISVILLE, KY – September 21, 2026 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, today announced its Board of Directors has appointed David E. Glazek, currently Executive Chairman, as Chief Executive Officer, effective October 1, 2026. Mr. Glazek succeeds Graham Purdy, who is stepping down as Chief Executive Officer for personal reasons. The departure is not related to any disagreement with the company.

Mr. Glazek commented, “On behalf of the Board, I want to thank Graham for his more than two decades of service to TPB and for his leadership and many contributions during his tenure. Graham has played an important role in the evolution of the company, and we are grateful for his dedication to our employees, customers, and shareholders.”

Mr. Glazek added, “Graham is dealing with personal circumstances that require his immediate attention, and he felt it was in the best interest of our employees and shareholders to make the difficult decision to step down. We wish Graham and his family the best and thank him for his assistance with the transition of his day-to-day responsibilities.”

Mr. Glazek continued, “Turning Point Brands is a great story. It has powerful, iconic brands, an exceptional team, a strong balance sheet, and a transformative opportunity to become a leading player in the rapidly growing white pouch category. I have worked closely with the Board and leadership team for the past 12 years – first, in my capacity as a director, then as Chairman, and more recently as Executive Chairman. I have never been more excited about the long-term potential of the business. I look forward to continuing to work with our talented team to maximize long-term shareholder value.”

Mr. Purdy said, “My more than two decades with TPB, serving in roles of increasing responsibility and ultimately as CEO, have been immensely rewarding. I am incredibly proud of what we have accomplished throughout the years. I am extraordinarily grateful to the many colleagues, customers, and partners I have had the privilege of working with throughout my tenure.”

2026 Outlook

The Company is reaffirming its full-year 2026 Modern Oral gross sales guidance range of $330 million to $350 million and net sales guidance of $260 million to $270 million. The Company is tightening its full-year EBITDA guidance range to $70 million to $80 million from $70 million to $90 million, assuming no margin benefit from onshoring manufacturing until 2027 and prolonged, higher freight costs.

About Turning Point Brands, Inc.

Turning Point Brands, Inc. (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic brand portfolio, including Zig-Zag®, Stoker’s®, FRE®, and ALP®. TPB’s products are available in more than 220,000 retail outlets in North America and on sites such as www.zigzag.com, www.frepouch.com, and www.alppouch.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, those included in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.

ir@tpbi.com

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238